SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):             September 11, 1998

                      SOUTHERN PACIFIC FUNDING CORPORATION
             (Exact name of registrant as specified in its charter)

         California                  1-11785                  33-0636924
(State or other jurisdiction  (Commission File No.)        (I.R.S. Employer
         of incorporation)                                 Identification No.)

4949 Meadows Road, Suite 600
Lake Oswego, OR                                                  97035
(Address of principal executive offices)                       (Zip code)

                                 (503) 303-5400
              (Registrant's telephone number, including area code)

                                 Not applicable
              (Former name, former address and former fiscal year,
                          if changed since last report)


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Item 5.  Other Events

         In light of recent adverse conditions in the global asset-backed securities, debt and equity markets and related issues facing the registrant, management is focusing its attention on the impact that these conditions may have on earnings for the third quarter ended September 30, 1998. Specifically, management is seeking to assess the viability of additional loan securitization transactions for the foreseeable future, as well as the effect of market conditions on the carrying value of the registrant's interest-only and residual certificate assets. Although the registrant has not completed its evaluation of these issues, among the actions currently being considered by management are whole loan sale transactions to address liquidity requirements and a write-down in the value of its residual assets. The registrant therefore anticipates that earnings for the 1998 third quarter, and as a result, the fiscal year, will be substantially below published analyst expectations and that the registrant may incur a loss.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         SOUTHERN PACIFIC FUNDING CORPORATION


                                         By:/s/ Peter F. Makowiecki
                                            Name:  Peter F. Makowiecki
                                            Title:    Chief Financial Officer